NUMBER

H 3303

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

ADAMS RESOURCES & ENERGY, INC.

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK

CUSIP 006351 30 8

SEE REVERSE FOR CERTAIN LEGENDS AND RESTRICTIONS

THIS CERTIFIES THAT * SPECIMEN *

is the owner of

FULL PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF TEN CENTS ($.10) PER SHARE OF

ADAMS RESOURCES & ENERGY, INC.

CERTIFICATE OF STOCK

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation as now or hereafter amended, to all of which the holder hereof by acceptance hereof assents.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED:
BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

ADAMS RESOURCES & ENERGY INC. CORPORATE SEAL DELAWARE 1973

SECRETARY

CHAIRMAN AND PRESIDENT